                                                                    EXHIBIT 10.1

                    FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

               This FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT is made effective as of December 11, 2001, by and among Chester National Bank, a national bank, Chester Bancorp, Inc., A Delaware Corporation, and Michael W. Welge.

               WHEREAS, the parties hereto previously entered into and executed that certain Employment Agreement dated October 4, 1996, as amended by that a First, Second, Third and Fourth Amendment to Employment Agreement dated December 31, 1997, December 8, 1998, December 14, 1999 and December 12, 2000 (the "Employment Agreement"). Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Employment Agreement;

               WHEREAS, the parties to the Employment Agreement desire to amend the Agreement to extend the term thereof for an additional year, as contemplated by Section 2 of the Employment Agreement;

               WHEREAS, the Board of Directors of the Bank has conducted a formal performance evaluation of the Executive for purposes of determining whether to extend the Employment Agreement, and has determined that such Employment Agreement should be extended for an additional year.

               NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Employment Agreement, and upon the other terms and conditions hereinafter provided, the parties hereto agree that the term of the Employment Agreement is hereby extended until January 1, 2005 and all other terms and provisions of the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the 11th day of December 2001.



CHESTER NATIONAL BANK                     CHESTER BANCORP, INC.


By: /s/ Robert H. Gross                   By: /s/ Edward K. Collins
   ----------------------------              ------------------------------


Name: Robert H. Gross                     Name: Edward K. Collins
     --------------------------                ----------------------------


Title: Vice President/Secretary           Title: Secretary/Treasurer
      -------------------------                 ---------------------------


EXECUTIVE


/s/ Michael W. Welge
-------------------------------
Michael W. Welge

                    FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

               This FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT is made effective as of December 12, 2000, by and among Chester National Bank, a national bank, Chester Bancorp, Inc., a Delaware corporation, and Michael W. Welge.

               WHEREAS, the parties hereto previously entered into and executed that certain Employment Agreement dated October 4, 1996, as amended by that a First, second, and Third Amendment to Employment Agreement dated December 31, 1997, December 8, 1998 and December 14, 1999 (the "Employment Agreement"). Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Employment Agreement;

               WHEREAS, the parties to the Employment Agreement desire to amend the Agreement to extend the term thereof for an additional year, as contemplated by Section 2 of the Employment Agreement;

               WHEREAS, the Board of Directors of the Bank has conducted a formal performance evaluation of the Executive for purposes of determining whether to extend the Employment Agreement, and has determined that such Employment Agreement should be extended for an additional year.

               NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Employment Agreement, and upon the other terms and conditions hereinafter provided, the parties hereto agree that the term of the Employment Agreement is hereby extended until January 1, 2004, and all other terms and provisions of the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the 12th day of December, 2000.



CHESTER NATIONAL BANK                     CHESTER BANCORP, INC.


By: /s/ Robert H. Gross                   By: /s/ Edward K. Collins
   ----------------------------              ------------------------------


Name: Robert H. Gross                     Name: Edward K. Collins
     --------------------------                ----------------------------


Title: Vice-President/Secretary           Title: Secretary/Treasurer
      -------------------------                 ---------------------------


EXECUTIVE


/s/ Michael W. Welge
-------------------------------
Michael W. Welge

                    THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

               This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT is made effective as of December 14, 1999, by and among Chester National Bank, a national bank, Chester Bancorp, Inc., a Delaware corporation, and Michael W. Welge.

               WHEREAS, the parties hereto previously entered into and executed that certain Employment Agreement dated October 4, 1996, as amended by that a First and Second Amendment to Employment Agreement dated December 31, 1997 and December 8, 1998 (the "Employment Agreement"). Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Employment Agreement;

               WHEREAS, the parties to the Employment Agreement desire to amend the Agreement to extend the term thereof for an additional year, as contemplated by Section 2 of the Employment Agreement;

               WHEREAS, the Board of Directors of the Bank has conducted a formal performance evaluation of the Executive for purposes of determining whether to extend the Employment Agreement, and has determined that such Employment Agreement should be extended for an additional year.

               NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Employment Agreement, and upon the other terms and conditions hereinafter provided, the parties hereto agree that the term of the Employment Agreement is hereby extended until January 1, 2003 and all other terms and provisions of the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the 14th day of December, 1999.



CHESTER NATIONAL BANK                     CHESTER BANCORP, INC.


By: /s/ Robert H. Gross                   By: /s/ Edward K. Collins
   ----------------------------              ------------------------------


Name: Robert H. Gross                     Name: Edward K. Collins
     --------------------------                ----------------------------


Title: Vice-president/Secretary           Title: Secretary and Treasurer
      -------------------------                 ---------------------------


EXECUTIVE


/s/ Michael W. Welge
-------------------------------
Michael W. Welge

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

               This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is made effective as of December 8, 1998, by and among Chester National Bank, a national bank, Chester Bancorp, Inc., a Delaware corporation, and Michael W. Welge.

               WHEREAS, the parties hereto previously entered into and executed that certain Employment Agreement dated October 4, 1996, as amended by that certain First Amendment to Employment Agreement dated December 31, 1997 (the "Employment Agreement"). Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Employment Agreement;

               WHEREAS, the parties to the Employment Agreement desire to amend the Agreement to extend the term thereof for an additional year, as contemplated by Section 2 of the Employment Agreement;

               WHEREAS, the Board of Directors of the Bank has conducted a formal performance evaluation of the Executive for purposes of determining whether to extend the Employment Agreement, and has determined that such Employment Agreement should be extended for an additional year.

               NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Employment Agreement, and upon the other terms and conditions hereinafter provided, the parties hereto agree that the term of the Employment Agreement is hereby extended until January 1, 2002, and all other terms and provisions of the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to First Employment Agreement as of the 8th day of December, 1998.



CHESTER NATIONAL BANK                     CHESTER BANCORP, INC.


By: /s/ Robert H. Gross                   By: /s/ Edward K. Collins
   ----------------------------              ------------------------------


Name: Robert H. Gross                     Name: Edward K. Collins
     --------------------------                ----------------------------


Title: Vice-president/Secretary           Title: Secretary/Treasurer
      -------------------------                 ---------------------------


EXECUTIVE


/s/ Michael W. Welge
-------------------------------
Michael W. Welge

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

               This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made effective is of December 31, 1997, by and among Chester National Bank, a national bank, Chester Bancorp, Inc., a Delaware corporation, and Michael W. Welge.

               WHEREAS, the parties hereto previously entered into and executed that certain Employment Agreement dated October 4, 1996 (the "Employment Agreement"). Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Employment Agreement;

               WHEREAS, the parties to the Employment Agreement desire to amend the Agreement to extend the term thereof for an additional year, as contemplated by Section 2 of the Employment Agreement;

               WHEREAS, the Board of Directors of the Bank has conducted a formal performance evaluation of the Executive for purposes of determining whether to extend the Employment Agreement, and has determined that such Employment Agreement should be extended for an additional year.

               NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Employment Agreement, and upon the other terms and conditions hereinafter provided, the parties hereto agree that the term of the Employment Agreement is hereby extended until January 1, 2001, and all other terms and provisions of the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement as of the 31st day of December, 1997.



CHESTER NATIONAL BANK                     CHESTER BANCORP, INC.


By: /s/ Robert H. Gross                   By: /s/ Edward K. Collins
   ----------------------------              ------------------------------


Name: Robert H. Gross                     Name: Edward K. Collins
     --------------------------                ----------------------------


Title: Vice-president/Secretary           Title: Secretary and Treasurer
      -------------------------                 ---------------------------


EXECUTIVE


/s/ Michael W. Welge
-------------------------------
Michael W. Welge

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made effective as of October 4, 1996, by and between Chester National Bank, a national bank (the "Bank"), Chester Bancorp, Inc., a Delaware corporation (the "Company"); and Michael W. Welge (the "Executive").

     WHEREAS, the Bank wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, the Executive is willing to serve in the employ of the Bank on a substantial basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES.

     During the period of his employment hereunder, Executive agrees to serve as the Chairman of the Board and Chief Financial Officer of the Bank and Chairman of the Board, President and Chief Financial Officer of the Company. During said period, Executive also agrees to serve, if elected, as a director and other officer of the Company or any subsidiary or affiliate of the Company or the Bank.

2.   TERMS AND DUTIES.

     (a) The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date, and continuing at each anniversary date thereafter, the Board of Directors of the Bank (the "Board") may extend the Agreement for an additional year. Prior to the extension of the Agreement as provided herein, the Board of Directors of the Bank will conduct a formal performance evaluation of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote sufficient time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank; provided, however, that Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement.

3.   COMPENSATION AND REIMBURSEMENT.

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Sections 1 and 2. The Bank shall pay Executive as compensation a salary of $60,000 per year ("Base Salary"). Such Base Salary shall be payable in accordance with the customary payroll practices of the Bank. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by a Committee designated by the Board, and the Board may increase Executive's Base Salary. In addition to the Base

Salary provided in this Section 3(a), the Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

     (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plan, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to, and on a basis consistent with, the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan, or pursuant to any arrangement of the Bank, in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement, except as provided under Section 5(e).

     (c)  In addition to the Base Salary provided for by paragraph (a) of this
Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Bank of Executive's full-time employment hereunder for any reason other than a Change in Control, as defined in Section 5(a) hereof; disability, as defined in Section 6(a) hereof; death; retirement, as defined in
Section 7 hereof; or Termination for Cause, as defined in Section 8 hereof;
(ii) Executive's resignation from the Bank's employ, upon (A) unless consented to by the Executive, a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Sections 1 and 2, above, (any such material change shall be deemed a continuing breach of this Agreement), (B) a relocation of Executive's principal place of employment by more than 35 miles from its location at the effective date of this Agreement, or a material reduction in the benefits and perquisites to Executive from those being provided as of the effective date of this Agreement, (C) the liquidation or dissolution of the Bank, or (D) any breach of this Agreement by the Bank. Upon the occurrence of any event described in clauses (A), (B), (C) or (D), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, four (4) calendar months after the event giving rise to said right to elect.

     (b) Upon the occurrence of an Event of Termination, the Bank shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the payments due to the Executive for the remaining term of the Agreement, including Base Salary, bonuses, and any other cash or deferred compensation paid or to be paid (including the value of employer contributions that would have been made on the Executive's behalf over the remaining term of the agreement to any tax-qualified retirement plan sponsored by the Bank as of the Date of Termination), to the Executive for the term of the Agreement provided, however, that if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance. All payments made pursuant to this Section 4(b) shall be paid in substantially equal monthly installments over the remaining term of this Agreement following the Executive's termination; provided, however, that if the remaining term of the Agreement is less than one (1) year (determined as of the Executive's Date of Termination), such payments and benefits shall be paid to the Executive in a lump sum within thirty (30) days of the Date of Termination.

     (c) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

5.   CHANGE IN CONTROL.

     (a) No benefit shall be paid under this Section 5 unless there shall have occurred a Change in Control of the Company or the Bank. For purposes of this Agreement, a "Change in Control" of the Company or the Bank shall be deemed to occur if and when (a) an offeror other than the Company purchases shares of the common stock of the Company or the Bank pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the board of directors of the Company or the Bank changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Company or the Bank approve a merger, consolidation, sale or disposition of all or substantially all of the Company's or the Bank's assets, or a plan of partial or complete liquidation.

     (b) If any of the events described in Section 5(a) hereof constituting a Change in Control have occurred or the Board of the Bank or the Company has reasonably determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d) and (e) of this Section 5 upon his subsequent involuntary termination following the effective date of a Change in Control (or voluntary termination following the effective date of a Change in Control following any material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Sections 1 and 2, above, or relocation of his principal place of employment by more than thirty-five (35) miles from its location immediately prior to the Change in Control), unless such termination is because of his death, retirement as provided in Section 7, termination for Cause, or termination for Disability.

     (c) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to 2.99 times Executive's average annual compensation during the years of the five (5) year period preceding the Change in Control in which Executive was employed by the Bank or the Company. Such payment shall be made in a lump sum paid within ten (10) days of the Executive's Date of Termination.

     (d) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his severance. In addition, Executive shall be entitled to receive the value of employer contributions that would have been made on the Executive's behalf over the remaining term of the agreement to any tax-qualified retirement plan sponsored by the Bank as of the Date of Termination. Such coverage and payments shall cease upon the expiration of twelve (12) months.

     (e) Upon the occurrence of a Change in Control, the Executive shall be entitled to receive benefits due him under, or contributed by the Company or the Bank on his behalf, pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Bank or the Company on the Executive's behalf to the extent that such benefits are not otherwise paid to the Executive upon a Change in Control.

6.   TERMINATION FOR DISABILITY.

     (a) If the Executive shall become disabled as defined in the Bank's then current disability plan (or, if no such plan is then in effect, if the Executive is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code as determined by a physician designated by the Board), the Bank may terminate Executive's employment for "Disability."

     (b) Upon the Executive's termination of employment for Disability, the Bank will pay Executive, as disability pay, a bi-weekly payment equal to three-quarters (3/4) of Executive's bi-weekly rate of Base Salary on the effective date of such termination. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of (i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; or (iv) Executive's death; or (v) the expiration of the term of this Agreement. The disability pay shall be reduced by the amount, if any, paid to the Executive under any plan of the Bank providing disability benefits to the Executive.

     (c) The Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination for Disability. This coverage and payments shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Bank, in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive's attaining the age of sixty-five (65); (iv) the Executive's death; or (v) the expiration of the term of this Agreement.

     (d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary disability.

7.   TERMINATION UPON RETIREMENT; DEATH OF EXECUTIVE.

     Termination by the Bank of Executive based on "Retirement" shall mean retirement at age sixty-five (65) or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Bank or the Company and other plans to which Executive is a party. Upon the death of the Executive during the term of this Agreement, the Bank shall pay to Executive's estate the compensation due to the Executive through the last day of the calendar month in which his death occurred.

8.   TERMINATION FOR CAUSE.

     For purposes of this Agreement, "Termination for Cause" shall include termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Bank or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the reasons thereof.
The Executive shall not have the right to receive compensation or other unvested benefits for any period after termination for Cause. Any unvested stock options granted to Executive under any stock option plan or any unvested awards granted under any other stock benefit plan of the Bank, the Company, or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

9.   REQUIRED PROVISIONS.

     (a) The Bank may terminate Executive's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 8 herein.

     (b) If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations that were suspended.

     (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(4) or (g)(1)), all
obligations of the Bank under the Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

     (e) All obligations under this Agreement shall be terminated (except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Bank): (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA or (ii) by the Director, or his or her designee at the time the Director of such designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. ss1828(k) and any regulations promulgated thereunder.

10.  NOTICE.

     (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by the Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal there from having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

11.  NON-COMPETITION.

     (a) Upon any termination of Executive's employment hereunder pursuant to an Event of Termination as provided in Section 4 hereof, Executive agrees not to compete with the Bank and/or the Company for a period of one (1) year following such termination in any city, town or county in which the Bank and/or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank and/or the Company. The parties hereto, recognizing that irreparable injury will result to the Bank and/or the Company, its business and property in the event of Executive's breach of this Subsection 11(a) agree that in the event of any such breach by Executive, the Bank and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that in the event of the termination of his employment pursuant to Section 8 hereof, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank and/or the Company, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank and/or the Company from pursuing any other remedies available to the Bank and/or the Company for such breach or threatened breach, including the recovery of damages from Executive.

     (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

12.  SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees all payments and the provision of all amounts and benefits due hereunder to Executive and, if such payments are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

13.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

14.  NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Bank, the Company and their respective successors and assigns.

15.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

16.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.  GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Illinois, unless otherwise specified herein; provided, however, that in the event of a conflict between the terms of this Agreement and any applicable federal or state law or regulation, the provisions of such law or regulation shall prevail.

19.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within one hundred (100) miles from the location of the Bank, in accordance with the rules of the American Arbitration Bank then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

20.  PAYMENT OF LEGAL FEES.

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, if successful pursuant to a legal judgment, arbitration or settlement.

21.  INDEMNIFICATION.

     The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgment, court costs and attorneys' fees and the cost of reasonable settlements.

22.  SUCCESSOR TO THE BANK OR THE COMPANY.

     The Bank and the Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Bank's or the Company's obligations under this Agreement, in the same manner and to the same extent that the Bank or the Company would be required to perform if no such succession or assignment had taken place.

23.  NO DUTY TO MITIGATE DAMAGES.

     In the event of termination of Executive's employment hereunder, Executive shall have no duty to mitigate any damages to the Bank or the Company caused by such termination. No compensation received by Executive from other outside sources following a termination of employment will have any effect on the obligations of the Bank and the Company under this Agreement.

     IN WITNESS WHEREOF, the Bank and the Company hereto have caused this Agreement to be executed and their seal to be affixed hereunto by a duly authorized officer or director, and Executive has signed this Agreement, all on the 4th day of October, 1996.


                                          CHESTER NATIONAL BANK SUCCESSOR OF
     ATTEST:                              CHESTER SAVINGS BANK


/s/ Robert H. Gross                       By: /s/ Howard A. Boxdorfe
--------------------                          -----------------------
              [SEAL]                          PRESIDENT


     ATTEST:                              CHESTER BANCORP, INC.

/s/ Robert H. Gross                       By: /s/ Edward K. Collins
--------------------                          -----------------------
              [SEAL]                          SECRETARY


     WITNESS:

/s/ Robert H. Gross                       By: /s/ Michael W. Welge
--------------------                          -----------------------
                                              EXECUTIVE